Exhibit 99.1

FOR IMMEDIATE RELEASE

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

ANNOUNCES THIRD QUARTER 2012 RESULTS

Conference Call and Webcast Scheduled for today at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, November 9, 2012 – Western Asset Mortgage Capital Corporation (NYSE: WMC) today reported net income for the third quarter ended September 30, 2012 of $28.2 million, or $2.72 per share.  The Company also reported a net book value of $21.76 per share as of September 30, 20121.

THIRD QUARTER 2012 HIGHLIGHTS

•                 Successful follow-on offering, raising over $300 million in equity

•                 Declared an $0.85 per share dividend for the quarter

•                 $21.76 net book value as of September 30, 20121

•                 Generated net income of $28.2 million, or $2.72 per share

•                 Generated core earnings of $9.3 million, or $0.89 per share2

•                 2.79% weighted average portfolio yield, including IO securities2

•                 0.79% weighted average effective cost of financing, including swaps2

•                 2.00% weighted average net interest spread, including IO securities and swaps2

•                 Constant prepayment rate of 4.1% for the quarter

•                 8.5x leverage as of September 30, 20123

1 The net book value per share is based on shares outstanding inclusive of the shares to be issued in conjunction with the Company’s stock subscription and reflects the $0.85 dividend declared on September 20, 2012.

2 Non-GAAP measures.

3 Reflects total borrowings under repurchase agreements as of September 30, 2012 and assumes that the $2.67 billion of securities awaiting settlement that were purchased in conjunction with the Company’s follow-on stock offering were funded with repurchase agreements at the Company’s average advance rate.

COMMON STOCK OFFERING

On September 28, 2012, the Company announced that it had entered into a binding agreement with a group of underwriters to sell an incremental 12.0 million shares of the Company’s common stock.  The agreement provided the underwriters with the right to purchase an additional 1.8 million shares during the succeeding thirty (30) days.  The shares were offered to the market at a price of $22.20 per share and the underwriters exercised their option to purchase the incremental 1.8 million shares.  Net proceeds to the Company were approximately $301.0 million. The settlement date for the stock offering was October 3, 2012.

THIRD QUARTER 2012 RESULTS

For the third quarter ended September 30, 2012, the Company earned net income of $2.72 per diluted share. During the period, the Company generated core earnings of $9.3 million, or $0.89 per diluted share. Core earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding: (i) net realized gain (loss) on investments and derivative contracts; (ii) net unrealized gain (loss) on investments; (iii) loss resulting from mark-to-market adjustments on derivative contracts; and (iv) non-cash stock-based compensation expense. Net interest income for the period was $12.8 million. The Company sold approximately $658 million of Agency RMBS and other securities during the third quarter, realizing net gains of approximately $6.5 million.

For the third quarter ended September 30, 2012, the Company’s weighted average yield on its portfolio was 2.79%, including interest from Agency IO securities and its effective cost of funds (including the cost of interest rate swaps) was 0.79%. The annualized net interest spread was 2.00%, including interest from Agency IO securities and taking into account the cost of the interest rate swaps.

CONSTANT PREPAYMENT RATES

The actual constant prepayment rate (“CPR”) for the Company’s portfolio during the third quarter was 4.1% on an annualized basis, as compared to 5.7% for the month of June. The CPR for the Company’s portfolio for the month of September was 2.8%.

“We are pleased with our financial results as our portfolio was well positioned in advance of the Fed’s announcement of a third round of quantitative easing. We generated strong core earnings and a 10% increase in book value in addition to our $0.85 dividend,” said Gavin James, Chief Executive Officer of Western Asset Mortgage Capital Corporation. “We also successfully completed a follow-on stock offering at the end of the quarter, raising over $300 million and more than doubling our capital base. We took less than a week to fully deploy that capital, which is a testament to Western Asset’s strong and resourceful Agency RMBS platform.”

Stephen Fulton, Chief Investment Officer of Western Asset Mortgage Capital Corporation, commented, “We remain optimistic about the opportunity to invest at attractive net spreads in spite of the impact that QE3 has had on the Agency RMBS market.  Following the announcement of QE3, we have seen reduced volatility in the Agency RMBS market.  The lower volatility allows for a modest increase in the leverage in our portfolio, in order to achieve our targeted level of value-at-risk.

As always, a critical component to successful portfolio management is security selection, and our focus continues to be on collateral that we believe will experience lower relative prepayment speeds.  In the month of September our CPR was only 2.8%, which gives us increasing confidence in our strategy.”

DIVIDEND

The Company declared a dividend of $0.85 per share of common stock with respect to the quarter ended September 30, 2012.  Using the closing price of $22.20 on September 28, 2012, the third quarter dividend equates to an annualized dividend yield of 15.3%.

PORTFOLIO COMPOSITION

As of September 30, 2012, the Company owned an aggregate securities portfolio equaling $4.61 billion in market value4, comprised of $3.91 billion of 30-year fixed-rate Agency RMBS (residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency or sponsored entity), $518.2 million of 20-year fixed-rate Agency RMBS, $76.9 million of fixed-rate collateralized mortgage obligations and $111.1 million market value of Agency interest-only and inverse interest-only strips.

The following table sets forth additional information regarding the Company’s portfolio as of September 30, 2012:

Portfolio

($ in millions)
Description	Coupon	Principal Balance	Amortized Cost	Estimated Fair Value (4)
30-year fixed rate	3.0%	$268.4	$279.2	$283.5
	3.5%	$2,263.3	$2,428.2	$2,447.6
	4.0%	$989.7	$1,094.8	$1,098.0
	5.5%	$70.3	$78.9	$78.5
20-year fixed rate	3.0%	$224.3	$238.8	$239.2
	3.5%	$182.7	$193.5	$196.7
	4.0%	$74.6	$82.3	$82.3
Total Specified Pools		$4,073.2	$4,395.8	$4,425.9
CMO
Fixed Rate	6.5%	$66.0	$76.7	$76.9
IO/IIO	4.4%	N/A	$81.2	$77.2
Agency interest-only strips, accounted for as derivatives	4.0%	N/A		$33.9
Total CMO		$66.0	$157.3	$188.0
Total Portfolio			$4,553.7	$4,613.8

4 Includes unsettled purchases with an estimated fair value of $2,667.3 million at September 30, 2012

PORTFOLIO FINANCING

At September 30, 2012, the Company financed its portfolio with $1.92 billion of borrowings under master repurchase agreements with eleven (11) counterparties, bearing fixed interest rates with maturities between October 2012 and December 2012.  Subsequent to the quarter end, the Company settled on $2.67 billion of securities that were purchased in anticipation of the follow-on stock offering that closed on October 3, 2012. The Company financed those purchases with incremental borrowings under master repurchase agreements in the amount of approximately $2.5 billion.

The Company has also entered into approximately $2.26 billion notional amount of pay-fixed receive-LIBOR swaps that have variable maturities between May 2014 and June 2032.  As of September 30, 2012 approximately 26% of the notional amount of these positions are forward starting swaps (approximately ten months forward). The total swap position takes into account the financing that was put in place subsequent to quarter end as a result of the securities purchased in conjunction with the Company’s follow-on offering.

The following tables set forth additional information regarding the Company’s portfolio financing as of September 30, 2012, exclusive of the securities purchased in conjunction with the Company’s follow-on offering:

Financing as of September 30, 2012

($ in millions)
Repurchase agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Total	$1,923.5	0.44%	53

The following table summarizes the average fixed pay rate and average maturity for the Company’s interest rate swaps as of September 30, 2012:

Swap Transactions
($ in millions)
Remaining Term to Maturity	Notional Amount	Average Fixed Pay Rate	Average Maturity (Years)
> 1 year to 3 years	$542.0	0.6%	2.2
> 3 year to 5 years	$260.1	0.9%	3.9
> 5 years	$1,461,4	1.6%	9.5
Total Portfolio	$2,263.5	1.3%	7.1

CONFERENCE CALL

The Company will host a conference call with a live webcast today at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the third quarter ended September 30, 2012.

Individuals interested in participating in the conference call may do so by dialing 877.941.8609 from the United States, or 480.629.9692 from outside the United States and referencing conference ID 4572259. Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

A telephone replay will be available through November 28, 2012 by dialing 800.406.7325 from the United States, or 303.590.3030 from outside the United States, and entering conference ID 4572259. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a REIT that invests primarily in Agency RMBS, which are residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency (such as GNMA) or a U.S. Government-sponsored entity (such as FNMA or FHLMC).  The Company may opportunistically supplement its portfolio by investing in its potential target assets, which include residential mortgage-backed securities that are not guaranteed by a U.S. Government agency or sponsored entity, commercial mortgage-backed securities and other asset-backed securities. The Company is externally managed and advised by Western Asset Management Company, an investment advisor registered with the SEC and a wholly-owned subsidiary of Legg Mason, Inc.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s quarterly report on Form 10-Q for the period ended June 30, 2012 filed with the Securities and Exchange Commission (“SEC”) and the Company’s registration statement on Form S-11 for the Company’s follow-on common stock offering, as filed with and declared effective by the SEC on September 28, 2012.

The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 478-2700 x29	(916) 939-7285
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation

Balance Sheet (Unaudited)

(in thousands—except share and per share data)

September 30, 2012
Assets:
Cash and cash equivalents	$19,459
Residential mortgage-backed securities, at fair value ($2,032,285 pledged as collateral, at fair value)	4,613,796
Investment related receivables	182,741
Accrued interest receivable	9,330
Stock subscription receivable	306,360
Due from counterparties	24,780
Derivative assets, at fair value	3,729
Other assets	405
Total Assets	$5,160,600

Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements	$1,923,517
Investment related payables	2,669,070
Accrued interest payable	4,033
Due to counterparties	7,035
Derivative liability, at fair value	15,916
Accounts payable and accrued expenses	845
Underwriting and offering costs payable	5,323
Payable to related party	810
Dividend payable	8,792
Total Liabilities	4,635,341

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 10,343,944 shares issued and outstanding	103
Common stock subscribed, 13,800,000 shares to be issued at $22.20 per share, net of underwriting and offering costs of $5,401	300,959
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	-
Additional paid-in capital	204,465
Retained earnings	19,732
Total Stockholders’ Equity	525,259
Total Liabilities and Stockholders’ Equity	$5,160,600

Western Asset Mortgage Capital Corporation

Statement of Operations (Unaudited)

(in thousands—except share and per share data)

For the Three Months Ended September 30, 2012

Net Interest Income:
Interest income	$14,688
Interest expense	1,935
Net Interest Income	12,753

Other Income (Loss):
Interest income on cash balances	2
Realized gain on sale of Residential mortgage-backed securities and other securities, net	6,454
Other loss on Residential mortgage-backed securities	(5,545)
Unrealized gain on Residential mortgage-backed securities and other securities, net	28,329
Loss on derivative instruments (includes $11,668 mark-to-market adjustments on derivative instruments), net	(11,676)
Other Income (Loss), net	17,564

Operating Expenses:
General and administrative (includes $157 non-cash stock based compensation)	1,321
Management fee – related party	802
Total Operating Expenses	2,123

Net income available to Common Stock and participating securities	$28,194

Earnings per Common Share – Basic	$2.73
Earnings per Common Share - Diluted	$2.72

Basic weighted average number of common shares outstanding	10,343,944

Diluted weighted average number of common shares outstanding	10,364,252

Dividends Declared per Share of Common Stock	$0.85

Western Asset Mortgage Capital Corporation

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings

(Unaudited)

(in thousands—except share and per share data)

Three months ended September 30, 2012

Net Income – GAAP	$28,194
Adjustments:
Non-cash stock-based compensation expense	157
Unrealized gain on RMBS	(28,329)
Unrealized loss on interest rate swaps and swaptions	8,373
Mark-to-market adjustments on Agency Interest-Only Strips – accounted for as derivatives	1,786
Other loss on Residential mortgage-backed securities	5,545
Realized gain on sale of RMBS	(6,454)
Total adjustments	(18,922)
Core Earnings – Non-GAAP Financial Measure	$9,272

Basic Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.90
Diluted Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.89

Basic weighted average common shares and participating securities	10,343,944
Diluted weighted average common shares and participating securities	10,364,252

Reconciliation of Interest Income

(Unaudited, in thousands)

For the Three Months Ended September 30, 2012
Coupon Interest	$21,544
Premium Amortization	(6,856)
Interest Income	14,688
Contractual Interest Income, net of amortization of premiums or discounts, net, on Agency Interest-Only Strips, classified as derivatives(1):
Coupon Interest	1,622
Premium (Discount) Amortization	(1,509)
Subtotal	113
Total Interest Income, including Interest Income on Agency Interest-Only Strips, classified as derivatives - Non-GAAP Financial Measure	$14,801

(1)      Reported in Loss on derivative instruments in the Statement of
Operations.